Exodus Announces Plan to Expand Blockchains for its Common Stock Tokens with Superstate

OMAHA, Neb., August 8, 2025 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced a partnership with Superstate to create common stock tokens to digitally represent Exodus’ Class A shares on additional major public blockchains.

Exodus plans to utilize Opening Bell, Superstate’s stock token issuance platform that enables companies to create stock tokens on major blockchains, starting with Solana, which digitally represent shares of stock. With Opening Bell, Exodus will be able to have its common stock tokens on major blockchains to complement the company’s existing Algorand-based common stock tokens, and pursue plans for common stock tokens on Ethereum and other leading blockchains.

“Exodus has always believed in building a world where every asset becomes tokenized. Partnering with Superstate enables us to extend the availability of Exodus’ common stock tokens to new chains like Solana and Ethereum, creating more opportunities for innovation and investor access. This strategic step lays the foundation for the future of finance and digital asset adoption,” said JP Richardson, CEO of Exodus. “Superstate is paving the way for the future of on-chain finance, so Exodus, the first U.S. public company with a common stock token, is proud to partner to create a new era for tokenized assets.”

“Exodus has always been at the vanguard of tokenization, and Superstate is proud to partner on this journey. Together, we’re going to transform the future of public capital markets on-chain,” said Robert Leshner, CEO of Superstate.

While other tokenized stock offerings rely on wrapper or synthetic models — often done without issuer involvement — Superstate works directly with issuers to create stock tokens digitally representing shares and serves as the SEC-registered transfer agent, recording legal ownership on-chain with full compliance and permissioning.

As part of the partnership, Exodus and Superstate will also explore other innovative use cases and benefits for common stock tokens, which will be announced as warranted.

Further information on the timing for the posting of Exodus common stock tokens with Superstate’s Opening Bell is forthcoming. The registered transfer agent of shares of common stock of Exodus is not changing at this time.

About Opening Bell:

Opening Bell, launched by Superstate in May 2025, is a regulated on-chain issuance platform enabling companies to issue tokenized public equity via blockchain infrastructure making shares available on-chain, initially utilizing Solana. It allows compliant, programmable equity to participate in digital finance ecosystems.

About Exodus:

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus.

About Superstate:

Superstate is a financial technology firm reshaping public capital markets. They connect financial assets with crypto capital markets to expand access, improve liquidity, and advance capital formation through on-chain public listings and tokenized investment products. Their offerings include Opening Bell, a platform for compliant on-chain equity listings; USTB, a tokenized fund backed by US Treasuries; and USCC, a tokenized fund optimized for crypto basis exposure. Learn more at superstate.com.

Exodus Media Contact

Diana Bost/Ryan Dicovisky, Dukas Linden Public Relations

exodus@dlpr.com

Investor Contact

investors@exodus.com

Superstate

Rachel Levitan Keidan

rachel@superstate.co

Disclosure Information

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson's feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding plans to enter into a partnership with Superstate utilizing the Opening Bell platform and the creation of common stock tokens across various blockchains and the perceived benefits thereof. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.